Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT

We have issued our report dated March 1, 2000, which includes an explanatory paragraph discussing the factors described in Note 1 to the financial statements of Advertain On-Line Inc. regarding its ability to continue as a going concern. Such financial statements are contained in the Advertain On- Line Inc. Registration Statement on Form SB-2 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form SB-2 and Prospectus, and to the use of our name as it appears under the capital "Experts."


                                                      /s/ Davidson & Co.
                                                      ---------------------
                                                      Chartered Accountants

Vancouver, Canada

July 19, 2000